DEBT PAYMENT AND STOCK ISSUANCE AGREEMENT

This Debt Payment and Stock Issuance Agreement (this “Agreement”) is made as of the 2nd day of May, 2014 by and among Aurios Inc., an Arizona corporation, having its offices at 7608 N. Shadow Mountain Road, Paradise Valley, AZ 85253 (the “Company”), Paul Attaway, Ira J. Gaines and Christian J. Hoffmann, III, individually (collectively, the “Stockholders”), and iPayMobil, Inc., an Arizona corporation (“iPayMobil”).

W I T N E S S E T H:

WHEREAS, iPayMobil desires to assist the Company in the payment and settlement of its debts and liabilities;

WHEREAS, the Company wishes to issue an aggregate of 919,500 Shares (the “Shares”) of the Company’s common stock, no par value (“Common Stock”), to iPayMobil (the “Stock Issuance”) for the sum of $140,000;

WHEREAS, the Stock Issuance is being undertaken as part of a consecutive series of transactions whereby iPayMobil shall acquire 72.59% voting control of the Company based on the Company’s latest Annual Report on Form 10-K filed on March 21, 2014 (the “2013 10-K”) and take all steps necessary to merge iPayMobil with and into a newly formed subsidiary of the Company, thereby making it a wholly owned subsidiary of the Company, as set forth in paragraph 1.5 in this Agreement (the “Reverse Merger Transaction”); and

WHEREAS, in consideration of such Reverse Merger Transaction, from which the Stockholders acknowledge and agree that they shall derive substantial benefit, such Stockholders desire to grant to iPayMobil an irrevocable right to vote their shares as more specifically set forth below (the “Proxy”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ISSUANCE OF THE SHARES

1.1 Issuance of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants, and agreements contained in this Agreement, at the Closing, as described in Section 1.3 herein, the Company agrees to issue, assign, transfer, and deliver the Shares to iPayMobil and iPayMobil agrees to accept and receive the Shares from the Company, in exchange for a payment of an aggregate sum of $140,000 to be used solely, exclusively, and directly to settle all of the Company’s currently outstanding debts (the “Debt Settlement Amount”), except for up to $10,000 of costs and fees associated with the filing of the Company’s 2013 10-K and preparation of its 2013 state and federal tax returns (the “10-K Obligation”). The parties acknowledge and agree that $140,000 of the Debt Settlement Amount was previously deposited into an escrow account with Richardson & Patel LLP, legal counsel to iPayMobil (“RP” or “Escrow Agent”), and shall be distributed to each of the debt holders identified on Schedule 2.13 attached hereto (the “Debt Holders”), in the specific amount set forth opposite each Debt Holder’s name at the Closing.

1.2 Irrevocable Proxy. Concurrently herewith, the Stockholders shall execute a Proxy substantially in the form attached hereto as Exhibit A. iPayMobil covenants not to utilize the Proxy in order to re-sell or otherwise “flip” the Company to a third party; to merge or acquire a business substantially different than iPayMobil’s business, or change the proposed capital structure of the Reverse Merger transaction or otherwise effectuate the Reverse Merger Transaction except as presently contemplated during the term of the proxy.

1.3 Closing. The transactions contemplated hereby shall take place at the offices of Richardson & Patel LLP, located at 1100 Glendon Avenue, Suite 850, Los Angeles, CA 90024, or such other place as the parties may agree at a closing (the “Closing”), to occur immediately following the execution and delivery hereof.

1.4 Deliveries. On or prior to the Closing, the parties shall deliver the following:

(a) The Company shall deliver to iPayMobil a certificate(s) representing the Shares, in the name of iPayMobil, and iPayMobil shall pay the sum of $140,000 for the Shares. The delivery of such Shares shall be effective to vest in iPayMobil all right, title, and interest in the Shares.

(b) The Company shall deliver to iPayMobil evidence of (i) the appointment of Andrew M. Ling as Chief Executive Officer and director of the Company and of Gary Pryor as Chief Financial Officer and director of the Company, (ii) the resignation of Paul Attaway and Tim Louis from all positions as officers and directors of the Company, and (iii) the cancellation of all Company stock purchase warrants and options and satisfaction of all Company debts and liabilities.

(c) The Stockholders shall deliver to iPayMobil the Proxy substantially in the form attached hereto as Exhibit A.

(d) At the Closing and anytime thereafter, the parties shall duly execute, acknowledge, and deliver all such further assignments, conveyances, instruments, and documents (collectively, the “Transaction Documents”), and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(e) The Escrow Agreement substantially in the form attached hereto as Exhibit B, shall have been executed and delivered to the Company and iPayMobil by the Escrow Agent, which shall be in full force and effect.

(f) At the Closing, iPayMobil shall instruct Escrow Agent to distribute the Debt Settlement Amount to the debt holders identified on Schedule 2.13 attached hereto, in the respective amounts set forth therein. The Company hereby covenants and agrees that such Debt Settlement Amount shall be used for the sole purpose of retiring the Company’s debts and liabilities as set forth in Schedule 2.13 and that such amount shall satisfy all remaining indebtedness and obligations of the Company except for the 10-K Obligation.

(g) At the Closing, the Company shall deliver all bank account numbers and related bank information for the new officers and directors of the Company to access all Company funds. The balance of the bank account at Closing shall be in the range of $20 to $30.

(h) At the Closing, the Company shall have a D&O insurance policy in full force and effect, which policy shall be subject to the reasonable approval of iPayMobil.

1.5 Reverse Merger Transaction. The parties acknowledge and agree that the transactions contemplated by this Agreement are being undertaken as part of a series of consecutives steps in a Reverse Merger Transaction, pursuant to which:

(a) the Articles of Incorporation of the Company, as amended, shall be amended and restated to increase the authorized capital stock of the Company and change the name of the Company to Zipremit, Inc.; and

(b) iPayMobil shall be merged with and into a newly created, wholly owned subsidiary of the Company, as a result of which the original stockholders of the Company (other than iPayMobil, which upon the effectuation of this Agreement will be the holder of 919,500 shares of the Company) immediately prior to the Stock Issuance shall then hold 3,678,000 shares. In the Reverse Merger transaction, the Company will issue an additional 86,322,000 shares of Common Stock in exchange for all of the issued and outstanding capital stock of iPayMobil. As a result of the Reverse Merger Transaction, the original stockholders of the Company will continue to own 3,678,000 shares, or 4.087% and the stockholders of iPayMobil shall then hold 86,322,000 (95.913%) of the total 90,000,000 outstanding shares of the Company. For the avoidance of doubt, nothing contemplated herein shall be interpreted to provide any Company stockholder with anti-dilution rights, including but not limited to rights of first refusal or first purchase, or preemptive rights of any kind.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and the Stockholders hereby, jointly and severally, make the following representations and warranties to iPayMobil as of the Closing:

2.1 The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. The Company has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all its obligations under all contracts, agreements, arrangements, or understandings (the “Company Contracts”). The Company is not and has not been required to be qualified, authorized, registered, or licensed to do business as a foreign corporation in any jurisdiction. The Company has no subsidiaries. The Company does not own any controlling interest in any business entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any business entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any business entity. Neither the Company nor any of the stockholders of the Company has ever approved, or commenced any action, suit, or legal proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company’s business or affairs.

2.2 The Company has delivered to iPayMobil accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; (iii) correct and complete copies of each material and non-material Contract (“Contract” includes, without limitation, all written or oral contracts, agreements, guarantees, licenses and executory commitments, including real property leases) to which the Company is a party; (iv) a complete and correct list of all the Company’s policies of insurance and all amendments and riders thereto and a description of each pending claim under any of the insurance policies, or any insurance policy previously in effect; and (v) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of all securities of the Company, the board of directors of the Company, and all committees of the board of directors of the Company (the items described in the foregoing clauses “(i)”, “(ii)”, “(iii)”, “(iv)” and “(v)” of this Section 2.2 are collectively referred to herein as the “Company Documents”). There have been no formal meetings held of, or corporate actions taken by, the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Documents. There has not been any violation of any of the Company Documents, and at no time has the Company taken any action that is inconsistent in any material respect with the Company Documents. The books of account, stock records, minute books, and other records of the Company are accurate, up-to-date, and complete in all material respects, and have been maintained in accordance with requirements of law and prudent business practices.

2.3 The authorized capital stock of the Company consists of: (i) 90,000,000 shares of Common Stock, no par value, of which 3,678,000 shares are issued and outstanding, and (ii) 10,000,000 shares of “blank check” preferred stock, no par value, of which no shares are issued and outstanding.

(a) All of the outstanding shares of the Company capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of the Company or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and other applicable requirements of law and all requirements set forth in the Company Documents. No shares of capital stock or other securities of the Company are subject to a repurchase option in favor of the Company.

(b) There are no: (i) outstanding subscriptions, options, calls, warrants, or rights (whether or not currently exercisable) to acquire any shares of capital stock of the Company or other securities of the Company; (ii) outstanding securities, notes, instruments, or obligations that are or may become convertible into or exchangeable for any shares of capital stock of the Company or other securities of the Company; (iii) outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the capital stock of the Company; (iv) agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act of 1933, as amended (the “Securities Act”), or any shares of the Company; or (v) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any individual or entity to the effect that such individual or entity is entitled to acquire or receive any shares of Common Stock or any shares of the capital stock or other securities of the Company.

2.4 The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery, and performance by the Company of this Agreement has been duly and validly authorized by all necessary action and no further consent or authorization on the part of the Company, its board of directors or its stockholders is required. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.

2.5 Neither the execution, delivery, or performance of this Agreement, nor the performance of the Company of its obligations hereunder will directly or indirectly (with or without notice or lapse of time) cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation, or acceleration or to loss of a material benefit under, or to increased, additional, accelerated, or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, mortgage, or any other agreement or instrument to which the Company or its stockholders are a party; (ii) result in a violation of any of the provisions of the Company Documents; (iii) result in a violation of, or give any governmental body or agency or other individual or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any, requirement of law, or judicial or administrative order to which the Company is subject.

2.6 The Company has timely filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since inception (the foregoing materials, together with all documents or reports filed by the Company under the Exchange Act that were not required to be filed, being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”).

(a) The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of law and the United States Securities and Exchange Commission (the “SEC”), and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge, each offering or sale of securities by the Company (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of law and the SEC, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. The Company has delivered or made available to iPayMobil all comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company with respect to all filings under the Securities Act or the Exchange Act. The Company’s principal executive officer and principal financial officer (and Company’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Exchange Act thereunder with respect to the SEC Reports filed by Company under the Exchange Act (the “Exchange Act Reports”) to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental body or agency questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications. The Company is a “Business Combination Shell Company” as such term is defined under Rule 405 of the Securities Act.

(b) The financial statements of the Company included in the SEC Reports (the “Company Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Company Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the Company Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position, and results of operations of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(c) Each of Company’s independent public accountants, which have expressed their opinion with respect to the financial statements of the Company included in the Exchange Act Reports (including the related notes), is and have been throughout the periods covered by such Company Financial Statements, registered public accounting firms with respect to the Company within the meaning of all applicable laws and regulations and is registered with the Public Company Accounting Oversight Board. With respect to the Company, the Company’s independent public accountants are not and have not been in violation of auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith. None of the non-audit services performed by Company’s independent public accountants for the Company were prohibited services under the Sarbanes-Oxley Act and all such services were pre-approved in advance by the Company’s Board of Directors or audit committee in accordance with the Sarbanes-Oxley Act.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15(b) or 15d-15(b) under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the principal executive officer and the principal financial officer. The Company has delivered to iPayMobil copies of, all written descriptions of, and all policies, manuals, and other documents promulgating such disclosure controls and procedures. The Company and, to the best knowledge of the Company, its directors and executive officers, have complied at all times with Section 16(a) of the Exchange Act, including the filing requirements thereunder to the extent applicable, except for one transaction by a director in 2013 that was not reported.

2.7 Since the filing of the Company’s Form 10-K for the period ending December 31, 2013 (“2013 10-K”) with the SEC, (the “Balance Sheet Date”), the Company has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event, or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any material adverse effect on the Company.

(a) Since the Balance Sheet Date, the Company has not issued, transferred, sold, encumbered, or pledged the Common Stock, shares of or other securities (including securities convertible into or exchangeable for, warrants, options or rights to acquire, shares of Common Stock or other securities) of the Company.

(b) Since the Balance Sheet Date, the Company has not entered into or amended any (i) employment agreements or any other type of employment arrangements, (ii) severance or change of control agreements or arrangements, or (iii) deferred compensation agreements or arrangements. There is no private or governmental action, suit, proceeding, claim, arbitration, or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company’s Best Knowledge (as defined below), threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree, or order against the Company that could prevent, enjoin, alter, or delay any of the transactions contemplated by this Agreement. The term “Best Knowledge” of the Company shall mean and include (i) actual knowledge, and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. Actual or imputed knowledge of any director or officer or the Company shall be deemed to be knowledge of the Company.

2.8 The Company is issuing the Shares to iPayMobil without registration pursuant to the exemptions afforded the Company under Section 4(2) of the Securities Act, as amended, and will take any and all actions to make such exemption available. No registration under the securities laws of any state is required for the offer and sale of the Shares by the Company to iPayMobil as contemplated hereby.

2.9 There are no claims, actions, suits, proceedings, inquiries, labor disputes, or investigations (whether or not purportedly on behalf of the Company) pending or, to the Company’s Best Knowledge, threatened against the Company or any of its assets, at law or in equity, or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership, or debtor relief proceedings are pending or, to the Company’s Best Knowledge, threatened against the Company. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.10 The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local, or foreign law, judgment, decree, injunction, or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state, or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality, or judicial body (including, without limitation, any federal or state securities law, regulation, rule, or administrative order).

2.11 The Company has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due. To the Best Knowledge of the Company, all tax returns previously filed are true and correct in all material respects.

2.12 Paul Attaway is the President, Chief Executive Officer, Chief Financial Officer, and director of the Company. Timothy Louis is the Secretary, Treasurer, and director of the Company. The Company has no other officers, directors, or employees.

2.13 All of the business and financial transactions of the Company have been fully and properly reflected in the books and records of the Company in all material respects and in accordance with generally accepted accounting principles consistently applied. Except as set forth in Schedule 2.13, the Company has no liabilities or obligations of any nature as of the date hereof, whether absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, other than the 10-K Obligation.

2.14 As of the date hereof, except as disclosed in the Company’s filings with the SEC, there are no material liabilities, obligations, encumbrances, pending or completed investigations or proceedings, fines, criminal or civil legal actions, or events that could or would have a material adverse effect on the Company’s operations, business, or reputation, or that could otherwise negatively impact the Company in any way.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF iPayMobil

iPayMobil hereby represents and warrants as of the date hereof to the Company as follows:

3.1 Organization; Authority. To the extent applicable, iPayMobil is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has full right, corporate or partnership power, and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery, and performance by iPayMobil of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of iPayMobil. Each Transaction Document to which iPayMobil is a party has been duly executed by iPayMobil, and when delivered by iPayMobil in accordance with the terms hereof, will constitute the valid and legally binding obligation of iPayMobil, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2 Own Account. iPayMobil understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such iPayMobil’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. iPayMobil is acquiring the Shares hereunder in the ordinary course.

3.3 Experience of iPayMobil. The officers and directors of iPayMobil have such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of holding the Shares, and have so evaluated the merits and risks relating thereto. iPayMobil is able to bear the economic risk of holding the Shares and, at the present time, is able to afford a complete loss of the value thereof.

3.4 General Solicitation. iPayMobil is not acquiring the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.5 Access to Information. iPayMobil has been afforded the opportunity to examine all books, records, and agreements of the Company and to ask questions of the Company’s senior management and to obtain additional information necessary to verify the accuracy of the information supplied or to which iPayMobil had access. iPayMobil has also been afforded the opportunity to ask questions of the Company’s senior management to obtain any further information reasonably available to the Company which iPayMobil has requested in connection with its decision to acquire the Shares. iPayMobil has conducted what it deems to be an adequate investigation of the business, finances, and prospects of the Company, and it is satisfied with the results of its investigation.

3.6 Accredited Investor. iPayMobil understands and acknowledges that the Common Stock is being offered under one or more of the exemptions from registration provided for in Section 3(b), 4(2) and 4(6) of the Securities Act, including, Regulation D promulgated thereunder, that iPayMobil acknowledges that the Common Stock is being provided without iPayMobil being offered or furnished any offering literature, prospectus or other material, financial or otherwise, and that this transaction has not been scrutinized by the SEC or by any regulatory authority charged with the administration of the securities laws of any state. iPayMobil hereby further represents and warrants as follows:

(a) that it understands and has fully considered, for purposes of this Agreement, the risks of an investment in the Common Stock and understands that: (i) this investment is suitable only for an investor who is able to bear the economic consequences or losing its entire investment, and (ii) the Common Stock is speculative investment which involves a high degree of risk of loss by iPayMobil;

(b) that iPayMobil has not conducted any marketing studies or analysis with regard to the Company’s prospects;

(c) iPayMobil is: (i) an “Accredited Investor” as the term is defined pursuant to Regulation D promulgated under the Securities Act; (ii) able to bear the economic risk of this investment, (iii) able to hold the Common Stock for the period of time set forth herein, and (iv) presently able to afford a complete loss of its investment; and that its commitment to all speculative investments is reasonable in relation to its annual income;

(d) iPayMobil has such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision;

(e) iPayMobil has had the opportunity to discuss with its representatives, including its attorney and/or accountant, if any, the tax consequences of its investment in the Common Stock;

(f) iPayMobil understands that no federal or state agency has passed on or made any recommendation or endorsement of the Common Stock and that the Company is relying on the truth and accuracy of the representations, declarations, and warranties herein made by undersigned in offering the Common Stock to iPayMobil without having first registered the Common Stock under the Securities Act;

(g) iPayMobil consents to the placement of a legend on the applicable stock certificates as required by applicable securities laws, including legends in form substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) AURIOS INC. RECEIVES AN OPINION OF ITS LEGAL COUNSEL OR OTHER COUNSEL TO THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL TO AURIOS INC.), STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. BY ACQUIRING THIS CERTIFICATE, THE HOLDER REPRESENTS THAT THE HOLDER HAS ACQUIRED SUCH CERTIFICATE FOR INVESTMENT AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS CERTIFICATE OR THE SHARES REPRESENTED THEREBY, WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

(h) The iPayMobil information set forth in Exhibit C and provided to the Company is true, accurate, and complete in all material respects. Such information does not contain any untrue statement of a material fact or omit to state a material fact or necessary in order to make the information, in light of the circumstances under which it is presented and disclosed, not misleading.

(i) The Company has not engaged any broker, dealer; finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Shares and is under no obligation to pay any broker’s fee, or commission in connection with its investment.

ARTICLE IV

INDEMNIFICATION

4.1 Indemnification by Paul Attaway. From and after the Closing, including after the effectuation of the Reverse Merger Transaction, Paul Attaway (“Paul Attaway” or “Attaway”) shall (without any right of contribution, indemnification, reimbursement or comparable right against or from the Company), indemnify and hold harmless iPayMobil and its officers, directors affiliates, subsidiaries, and the Company (including, after the effectuation of the Reverse Merger Transaction, the Company) (collectively, the “iPayMobil Indemnified Parties") from and against any outstanding debt as of the Closing exceeding such outstanding debt as identified in Schedule 2.13 and the 10-K Obligation presented within twelve (12) months of closing by a trade vendor or holder of a promissory note issued by the Company prior to the Closing. In the event such a claim is presented, this claim shall first be presented to Attaway via email. Attaway shall have fifteen (15) calendar days to resolve and/or pay the claim. The fact that the claim is presented first to Attaway in no way negates the indemnification provided for in this paragraph. If after the fifteen (15) day period has expired, Attaway has neither resolved nor paid the claim, then iPayMobil shall be free to pay the claim and then present it to Attaway for reimbursement under this paragraph. Such reimbursement must be made within five (5) calendar days thereof in cash or other immediately available funds.

ARTICLE V

TERMINATION

5.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto prior to the Closing, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

ARTICLE VI

MISCELLANEOUS

6.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings, or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain, or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

6.2 Severability. If any section, term, or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms, and provisions shall nevertheless continue in full force and effect.

6.3 Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail, or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 5.3. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Company or the Stockholders:	Aurios Inc.
7608 N. Shadow Mountain Road
Paradise Valley, AZ 85253
Attention: Paul Attaway

If to iPayMobil:	iPayMobil, Inc.
15941 N. 77th Street, Suite #4
Scottsdale, AZ 85260
Attention: Andrew M. Ling

With a copy to:	Richardson & Patel LLP
1100 Glendon Avenue, Suite 850
Los Angeles, CA 90024
Attention: Alan A. Lanis, Jr., Esq.

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

6.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Maricopa in the State of Arizona, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, waives any defense that such court is not a convenient forum, and consents to any service of process made by any method of service permitted by law.

6.5 Waiver of Jury Trial. EACH PARTY hereby expressly waiveS any right to a trial by jury in the event of any suit, action, or proceeding to enforce this Agreement or any other action or proceeding which may arise OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

6.6 Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

6.7 Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

6.8 Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

6.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

6.11 Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AURIOS INC.:

By:	/s/ Paul Attaway
Paul Attaway, President and Chief Executive Officer

STOCKHOLDERS

As to Articles II and IV only:

/s/ Paul Attaway
Paul Attaway, individually

As to Article II only:

/s/ Ira J. Gaines
Ira J. Gaines, individually

/s/ Christian J. Hoffman, III
Christian J. Hoffmann, III, individually

IPAYMOBIL, INC.:

By:	/s/ Andrew M. Ling
Andrew M. Ling, President and Chief Executive Officer

EXHIBIT A

IRREVOCABLE PROXY

IRREVOCABLE PROXY

(Coupled with an interest)

AURIOS INC.

The stockholders represented herein (the “Stockholders”) appoint Andrew M. Ling and/or Gary Pryor (the “Proxy Holders”) proxy with the power of substitution to vote all shares of Common Stock entitled to be voted by the Stockholders at any annual meeting or special meeting of the stockholders of Aurios Inc. or as a result of a solicitation by Aurios Inc. or its management or any third party of a written consent by stockholders in lieu of an annual meeting or special meeting. This proxy is irrevocable, is coupled with an interest in that it has been executed in conjunction with the execution and delivery to iPayMobil, Inc. of that certain Debt Settlement and Stock Issuance Agreement of even date herewith (the “Agreement”), and will last until the consummation of the reverse merger transaction contemplated by Section 1.5 of the Agreement or one year from the date hereof, whichever comes first. This proxy is meant to comply with Chapter 7, Article 2, Section 10-722 of the Arizona Revised Statutes and shall be read and interpreted so as to be enforceable in accordance therewith. The Common Stock to which this proxy applies includes the following certificates (and any replacement certificates or certificates issued for the balance of shares sold, as contemplated below):

Name on Certificate	Number of Shares
Paul Attaway	1,254,666
Ira J. Gaines	656,666
Christian J. Hoffman, III	606,666
Tim Louis	100,000

The Stockholders may not sell shares of their Common Stock in Aurios Inc. in the public market while this proxy remains in effect. The Stockholders agree that, before they sell any shares of Common Stock subject to this proxy to a third party in a private sale, the Stockholders shall disclose to the Proxy Holders the names and contact information of the persons to whom they propose to transfer the Common Stock and the terms of the sale transaction and shall disclose to the proposed purchasers the existence of this proxy. The application of this proxy to shares of Common Stock sold by the Stockholders in a private sale shall be reviewed by the Proxy Holders who shall determine, in their sole and absolute discretion, whether or not such shares shall continue to be subject to this proxy. Gifts of Common Stock subject to this proxy will continue to be subject to it.

Irrespective of any writing received from the Stockholders purporting to revoke this proxy, the Stockholders agree that Aurios Inc. need not be required to recognize any such revocation and may continue to recognize the appointment made in this proxy.

/s/ Paul Attaway	4/24/2014	/s/ Ira J. Gaines	4/24/2014
Paul Attaway	Date	Ira J. Gaines	Date

/s/ Christian J. Hoffman, III	4/24/2014	/s/ Tim Louis	4/24/2014
Christian J. Hoffman, III	Date	Tim Louis	Date

EXHIBIT B

ESCROW AGREEMENT

ESCROW AGREEMENT

This ESCROW AGREEMENT dated as of May 2, 2014 (this “Agreement”) is entered into by and between Aurios Inc., an Arizona corporation (the “Company”), iPayMobil, Inc., an Arizona corporation (“iPayMobil”) and Richardson & Patel LLP (the “Escrow Agent”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Debt Payment and Stock Issuance Agreement, dated on or about the date hereof (as the same may be amended, modified or restated in accordance with the terms thereof, the “Debt Payment and Stock Issuance Agreement”), by and among the Company and iPayMobil, iPayMobil desires to assist the Company in the payment and settlement of its debts and liabilities and the Company wishes to, inter alia, issue an aggregate of 919,500 shares of the Company’s Common Stock in exchange for a payment of an aggregate sum of $140,000 in immediately available funds; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debt Payment and Stock Issuance Agreement; and

WHEREAS, the Company has requested that the Escrow Agent hold such iPayMobil funds (the “Escrow Funds”) in escrow until the Closing, except as otherwise set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

1.	TERMS OF ESCROW

1.1 Escrow. The Parties hereby agree to establish a non-interest-bearing escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the funds collected from iPayMobil. The Escrow Agent shall have no responsibility whatsoever with regard to funds that the Escrow Agent does not receive or funds that have not yet cleared. The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited or to be deposited into the Escrow Account.

1.2 Delivery of Escrow Funds. The Company shall instruct iPayMobil to deliver to Escrow Agent the Escrow Funds in the form of a wire transfer in accordance with this Section 1.2. All Escrow Funds shall be deposited into the Escrow Account. Wire transfers to the Escrow Agent shall be made as follows:

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BANK NAME:	COMERICA BANK OF CALIFORNIA
WESTWOOD OFFICE
10900 WILSHIRE BLVD.
LOS ANGELES, CALIFORNIA 90024
PHONE NUMBER 800-888-3595

ABA NUMBER:	121137522

SWIFT CODE:	MNBDUS33

ACCT. NUMBER:	1894608122

BENEFICIARY:	RICHARDSON & PATEL LLP
IOLTA LAWYERS TRUST CHECKING

Re:	iPayMobil/Aurios

1.3 Release of Funds. On or before April 28, 2014, the Parties agree that the Escrow Agent shall, upon the full execution of the Debt Payment and Stock Issuance Agreement and the effectuation of all actions and transactions contemplated thereby, disburse the Escrow Funds in accordance with the payment instructions identified in Schedule 2.13 of the Debt Payment and Stock Issuance Agreement. For the avoidance of doubt, $70,000 is nonrefundable to iPayMobil because the Company filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on or before March 31, 2014 (the “10-K Filing”).

2.	OTHER TERMS REGARDING THE ESCROW AGENT

2.1 Escrow Agent’s Duties. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper Party or Parties.

2.2 Liability. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.3 Resignation. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to iPayMobil. In the event of any such resignation, iPayMobil shall appoint a successor Escrow Agent, and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Funds held by the Escrow Agent.

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2.4 Disputes as to Escrow Funds. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Funds, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the Parties concerned by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (2) to deliver the Escrow Funds to a state or federal court having competent subject matter jurisdiction and located in the City of Los Angeles, California in accordance with the applicable procedure therefor.

2.5 Indemnification. iPayMobil agrees to indemnify and hold harmless the Escrow Agent and its members, partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Debt Payment and Stock Issuance Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, un-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.6 Compensation. iPayMobil shall be obligated to reimburse Escrow Agent for all costs and expenses incurred or that become due in connection with this Agreement, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses prior to any closing, the Escrow Agent shall advise iPayMobil and iPayMobil shall direct all such amounts to be paid directly at any such closing.

2.7 Notices. Notices and correspondence shall be sent to:

If to Company:

Aurios Inc.
7608 N. Shadow Mountain Road
Paradise Valley, AZ 85253
Attention: Paul Attaway

If to iPayMobil:

iPayMobil, Inc.
15941 N. 77th Street, Suite #4
Scottsdale, AZ 85260
Attention: Andrew M. Ling

With a copy to:

Richardson & Patel LLP
1100 Glendon Avenue, Suite 850
Attention: Alan A. Lanis, Jr., Esq.

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2.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the Parties hereto.

2.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations and understandings of the Parties.

2.10 Waiver; Amendment. Neither this Agreement nor any provisions hereof shall be amended or waived except by an instrument in writing, signed by the party against whom enforcement of any such amendment or waiver is sought. Any amendments to the Escrow Agent’s duties hereunder shall be made in writing signed by all Parties to this Agreement.

2.11 Severability; Assignability. Should any portion of this Agreement be rendered void, invalid or unenforceable by a court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other portion of this Agreement. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company without the prior written consent of the other and Escrow Agent.

2.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

2.13 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the City and County of Los Angeles in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

2.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to the Escrow Agreement Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Escrow Agreement as of the last date written below on this signature page.

AURIOS INC.:

By:	/s/ Paul Attaway
Paul Attaway, President and Chief Executive Officer

IPAYMOBIL, INC.:

By:	/s/ Andrew M. Ling
Andrew M. Ling, President and Chief Executive Officer

ESCROW AGENT:

RICHARDSON & PATEL LLP

By:	/s/ Nimish Patel
Nimish Patel, Partner

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EXHIBIT C

iPAYMOBIL INFORMATION

iPayMobil is an e-commerce B2B mobile payment solution for third-party licensees, such as merchants, internet service providers, payment service providers and other businesses. Its software is intended to provide a convenient and secure ability to purchase goods and services online using a mobile device. iPayMobil’s goal is to monetize a unique set of patents in the mobile payment industry. iPayMobil has an exclusive worldwide license (the “Exclusive License”) with GTX Corporation (“GTX”) for patents, which cover a payment system for e-commerce using online tokens, or unique digital signatures that provide a designated monetary denomination, a unique authentication process, customer identification and other attributes associated with an e-commerce transaction (“GTX Patents”). iPayMobil intends to sublicense its software, and in conjunction, the GTX Patents, to technology companies in several industries and other companies that require a payment system within their online operating environment.

After the closing of the transaction contemplated in the Agreement, the Company will hold a shareholder meeting to approve the issuance of its remaining authorized shares to iPayMobil and to increase the number of its authorized shares from 90,000,000 to 200,000,000. As part of its plan after the closing, iPayMobil shareholders will receive 86,322,000 newly issued shares of the Company’s common stock and iPayMobil’s assets will be incorporated into the operations of the Company. Such assets will include iPayMobil’s exclusive license agreement, dated October 30, 2013, for the exclusive rights to the GTX Patents, including the right to purchase the GTX Patents at a pre-determined price for 48 months for $12.6 million, commencing on such date, and the right to the use of the iPayMobil software and related intellectual property.

The Company intends to develop software in the mobile payments industry, to sub-license seven patents from GTX to use and develop iPayMobil’s proprietary software and to sell and market software services nationwide. The seven patents owned by GTX generally deal with e-commerce, digital content management on the cloud and bridge payment solutions for e-commerce involving Mall Service Providers. The patents were filed in the early 2000s and received between 2007 and 2010. The patent numbers are United States Patent numbers 7,676,432; 7,328,189; 7,249,099; 7,177,838; 7,376,621; 6,876,979 and 7,249,060

SCHEDULE 2.13

Payee	Amount
Quarles & Brady, LLP	$30,000.00
P. Attaway	$37,675.38
I. Gaines	$36,310.12
C. Hoffmann	$36,014.50
$140,000.00